EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148896, 333-144869, 333-140455, 333-136675, 333-135167and 333-128645) of Ikanos Communications, Inc. of our report dated February 22, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

February 22, 2008